UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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AGILYSYS, INC.
(Name of Registrant as Specified In Its Charter)
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FOR IMMEDIATE RELEASE
Agilysys Reports Two Ramius Board Nominees Are Acceptable, Pending Final Board Interviews
Cleveland — February 5, 2009 — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, announced today that it continues its commitment to work cooperatively with all shareholders, including Ramius LLC, which has indicated it will proceed with a proxy contest that would add unnecessary expense and distraction to the company. To avoid a proxy contest through the company’s 2010 fiscal year, Agilysys and Ramius have discussed filling two Board positions with Ramius nominees.
“We are always willing to work with shareholders and on many occasions we have met with Ramius representatives to conduct negotiations to avoid a potential proxy contest,” said Martin Ellis, president and chief executive officer of Agilysys. “We hope these discussions can continue in good faith.”
As a result of these discussions to date, the company’s Nominating and Governance Committee has reviewed each of the three candidates proposed by Ramius and, based upon the company’s prudent and customary corporate governance and conflict of interest policies, has indicated that two are qualified and acceptable. Subject to final interviews, the committee has indicated its willingness to recommend and support these two candidates for election to the Board on or before the company’s 2009 Annual Meeting this summer. The committee also has offered to similarly consider and recommend alternative candidates if Ramius desires. Ramius and the company have discussed filling two Board positions in exchange for a standstill through the company’s 2010 fiscal year ending March 31, 2010.
Ellis continued, “We are committed to a Board that is highly qualified, independent and resolutely focused on generating shareholder value. A representative of our largest shareholder has been an active member of our Board since June 2008. We are disappointed that Ramius has indicated it intends to pursue a potentially costly proxy contest. Such a contest would be an unnecessary distraction for our new senior management team, which is acutely focused on implementing the operational improvement and significant cost-reduction actions we launched in October 2008 to strengthen our position in today’s uncertain economic environment.”
Certain Information Regarding Participants
This document may be deemed to be solicitation material. Agilysys, Inc. has filed a preliminary proxy statement with the SEC in opposition to preliminary proxy materials filed by Ramius Value and Opportunity Master Fund Ltd and the other related parties (collectively, the “Ramius Group”) relating to the 2008 Annual Meeting of Shareholders of Agilysys, Inc. AGILYSYS SHAREHOLDERS ARE ENCOURAGED TO READ THE AGILYSYS DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Agilysys definitive proxy statement will be mailed to shareholders of Agilysys, Inc. Investors and security holders will be able to obtain the Agilysys definitive proxy statement and any other relevant documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or the Agilysys website, www.agilysys.com.
Agilysys and its directors and executive officers and other members of management and employees may be deemed to participate in this solicitation. Information regarding the interests of such potential participants will be included in the Proxy Statement and the other relevant documents filed with the SEC when they become available. Agilysys has neither sought nor obtained the consent of any author or publication for the use of the previously published material as proxy soliciting material.
Forward-Looking Statements
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause the actual results of Agilysys to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys long-term financial goals, anticipated revenue gains, sales volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors and vendors, changes in economic or industry conditions in the markets served by Agilysys, and the ability to appropriately integrate and derive performance from acquisitions, strategic alliances, and joint ventures.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2008. Interested persons can obtain it free at the SEC’s Web site, www.sec.gov.
About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology — including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit www.agilysys.com.
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Contact:
Curtis Stout
Vice President and Treasurer
Agilysys, Inc.
440-519-8635
curtis.stout@agilysys.com

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